Exhibit 3.1
ARTICLES OF ORGANIZATION
OF
MCC NEWSPAPERS, LLC
Article 1.
     The name of the limited liability company is MCC NEWSPAPERS, LLC (hereinafter “Company”).
Article 2.
     Management of the Company is vested in one or more managers selected in accordance with such operating agreement agreed to by the members of the Company or the Georgia Limited Liability Company Act.
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization.
     This 5th day of September, 2001.

/s/ Mark S. Burgreen
Mark S. Burgreen, Organizer, MCC
Newspapers, LLC

AMENDMENT TO ARTICLES OF ORGANIZATION OF
MCC NEWSPAPERS, LLC
(a Georgia limited liability company)
CHANGING ITS NAME TO
MORRIS PUBLISHING GROUP, LLC
(a Georgia limited liability company)
ARTICLE I
     The name of the limited liability company is “MCC Newspapers, LLC” (the “Company”).
ARTICLE II
     The Company’s Articles of Organization were filed with the Secretary of State of the State of Georgia on September 6, 2001.
ARTICLE III
     The Articles of Organization are amended to change and reflect the new name of the Company, “Morris Publishing Group, LLC”.
     EXECUTED AND EFFECTIVE as of the 3rd day of July, 2003.

MCC NEWSPAPERS, LLC
/s/ Craig S. Mitchell
By: Craig S. Mitchell
As its: Vice President, Secretary, Treasurer & Chief Financial Officer

AMENDMENT TO ARTICLES OF ORGANIZATION
OF
MORRIS PUBLISHING GROUP, LLC
(a Georgia limited liability company)
ARTICLE I
     The name of the limited liability company is “MORRIS PUBLISHING GROUP, LLC” (the “Company”).
ARTICLE II
     The Company’s Articles of Organization were filed on September 6, 2001.
ARTICLE III
     Article 2 of the Company’s Articles of Organization is hereby deleted in its entirety.
     IN WITNESS WHEREOF, this Amendment to Articles of Organization has been executed by the undersigned this 19th day of May, 2009.

MORRIS PUBLISHING GROUP, LLC By: MPG Newspaper Holding, LLC As its: Sole Member

/s/ W. S. Morris III
By: William S. Morris III
As its: Vice President

MORRIS PUBLISHING GROUP, LLC
/s/ W. S. Morris III
By: William S. Morris III
As its: Vice President